UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2017

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders
On January 26, 2017, at a special meeting of the stockholders of Cumulus Media Inc. (the “Company”), the stockholders (i) approved, in accordance with NASDAQ Rules 5635(b) and 5635(d), the issuance of additional shares of the Company’s Class A common stock (“Class A common stock”) in connection with the previously announced private exchange offer for the Company’s outstanding 7.75% Senior Notes due 2019 (the “Equity Issuance”) and (ii) approved and adopted an amendment and restatement of the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Fourth A&R Certificate of Incorporation”), which authorizes the issuance of up to 100 shares of each of two new classes of common stock, Class D common stock, $.01 par value per share (“Class D common stock”), and Class E common stock, $.01 par value per share (“Class E common stock”).
As previously disclosed, the Company has agreed to issue the Class D common stock and Class E common stock in connection with the closing of its ongoing private exchange offer. The Fourth A&R Certificate of Incorporation will become effective upon the filing thereof with the Secretary of State of the State of Delaware following the closing of such private exchange offer, if at all, at which point the Company will be authorized to issue the Class D common stock and Class E common stock. The exact timing of the filing will be determined by the Board based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. The Board reserves the right to elect to abandon the Fourth A&R Certificate of Incorporation notwithstanding stockholder approval of the Fourth A&R Certificate of Incorporation, if the Board determines in its sole discretion that the Fourth A&R Certificate of Incorporation is no longer in the best interests of the Company and its stockholders. If the Board abandons the Fourth A&R Certificate of Incorporation prior to filing it with the Secretary of State of the State of Delaware, no shares of Class D common stock or Class E common stock will be authorized for issuance.
On December 14, 2016, the record date for stockholders entitled to notice of, and to vote at, the special meeting, 29,225,765 shares of Class A common stock and 80,609 shares of the Company’s Class C common stock (“Class C common stock”) were issued and outstanding. The holders of 22,029,006 shares of Class A common stock and 80,609 shares of Class C common stock were present at the special meeting, either in person or represented by proxy, constituting a quorum. Set forth below are the final voting results for each of the proposals:
Proposal 1. Approval of the Equity Issuance.

For	Against	Abstain	Broker Non-Votes
20,882,843	1,019,057	8,042	199,673

Proposal 2. Approval and adoption of the Fourth A&R Certificate of Incorporation.

For	Against	Abstain	Broker Non-Votes
19,901,919	1,999,859	8,164	199,673

Since there were sufficient votes represented at the special meeting to approve the Equity Issuance and to approve and adopt the Fourth A&R Certificate of Incorporation, the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event there were not sufficient votes at the time of the special meeting to approve the Equity Issuance or to approve and adopt the Fourth A&R Certificate of Incorporation was moot and therefore not presented or voted on.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
Name: Richard S. Denning
Title: Senior Vice President, General Counsel and Secretary
Date: January 30, 2017